Exhibit 99.2

A-15-15, Tropicana Avenue, Persiaran Tropicana, PJU 13 47410 Petaling Jaya, Selangor	Tel: +603 7886 9289 E-mail : info@cecolaw.com Website : www.cecolaw.com

Date: December 21, 2022

The Board of Directors	PRIVATE & CONFIDENTIAL
ARB IOT GROUP LIMITED
No. 17-03, Q Sentral, 2A
Jalan Stesen Sentral 2
Kuala Lumpur Sentral
50470 Kuala Lumpur
Malaysia	BY EMAIL

Dear Sirs,

RE:

LEGAL OPINION ON MALAYSIAN LAW –

IN CONNECTION WITH THE PROPOSED OFFERING AND LISTING OF THE ENTIRE ORDINARY SHARES OF ARB IOT GROUP LIMITED (“COMPANY”) ON THE NASDAQ STOCK MARKET (“NASDAQ”) (“PROPOSED LISTING”)

1.	Introduction

1.1	We have been instructed to issue this legal opinion (“Opinion”) in our capacity as Malaysian legal advisers to the Company, a company incorporated under the laws of the Cayman Islands, in relation to the Proposed Listing.

2.	Purpose

2.1	This Opinion is given to the Company solely for its benefit in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (“Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) under the U.S. Securities Act of 1933, as amended, in relation to the Proposed Listing.

3.	Opinion

3.1	Based on the foregoing and subject to the qualifications herein, we are of the opinion that:

(a)	each of the subsidiaries of the Company which is incorporated in Malaysia (as annexed herein as Appendix A) (“Malaysian Subsidiaries”) has been duly incorporated, is validly existing as a limited liability company and in good standing [1]. To the best of our knowledge after due inquiry, none of the Malaysian Subsidiaries is involved in any litigation proceeding, claim, counterclaim, arbitration proceeding or winding-up proceeding;

[1]	The parameters for assessing the good standing of a company in this Opinion are:

(a)	that the company is in existence and is not in the process of being wound up or struck off or dissolved;
(b)	that the company is not dormant as per the record of Companies Commission of Malaysia;
(c)	that the company has a registered address;
(d)	that the company or its director(s) does not have any outstanding compound with Companies Commission of Malaysia; and
(e)	that the company or its director(s) does not have any pending litigation case.

(b)	all statements set forth in the Registration Statement under the captions ‘Enforceability of Civil Liabilities’, ‘Regulations’ and ‘Malaysia Taxation’ in each case insofar as such statements describe or summarise Malaysian laws or proceedings referred to therein, are true and accurate in all material respects, and fairly present and summarise in all material respects the Malaysian laws or proceedings referred to therein, and nothing has been omitted from such statements which would make the same misleading in any material respects; and

(c)	the statements made in the Registration Statement under the captions ‘Enforceability of Civil Liabilities’, ‘Regulations’ and ‘Malaysia Taxation’ constitute our opinions.

4.	Qualifications

4.1	Our Opinion is subject to the following qualifications:

(a)	we have relied on the truth, accuracy and completeness of factual statements or representations provided to us by any director, officer or other representative of Malaysian Subsidiaries, whether or not in writing, in respect of matters concerning the Company and the Malaysian Subsidiaries; and

(b)	this Opinion is limited strictly to the matters stated herein and does not apply by implication to any other matters;

(c)	we express no opinion with regard to the effect of any systems of law (other than Malaysian law) including in cases where, under Malaysian law, any foreign law should be applied, and we therefore assume that any applicable law (other than Malaysian law) would not affect or qualify this Opinion;

(d)	this Opinion relates only to the laws of general application in Malaysia as at the date the date of this Opinion and shall be construed in accordance with Malaysian laws and regulations which are in force as at the date of this Opinion; and

(e)	no obligation is assumed to update this Opinion in respect of any changes of law or other matters (including matters of fact) coming to our knowledge and occurring after the date of this Opinion, which may, affect this Opinion in any respect.

5.	We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement.

Thank you.

Yours faithfully,

/s/ CHING, ELAINE & CO

APPENDIX A

1.	ARB IOT (M) Sdn. Bhd.
2.	ARB IOT Group Sdn. Bhd.
3.	ARB Lab Sdn. Bhd.
4.	ARB R&D Sdn. Bhd.
5.	ARB Innovation Sdn. Bhd.
6.	ARB AI Sdn. Bhd.
7.	ARBIOT Sdn. Bhd.
8.	ARB Midware Sdn. Bhd.
9.	ARB Distribution Sdn. Bhd.
10.	ARB Robotic Sdn. Bhd.
11.	ARB Intelligence Sdn. Bhd.
12.	ARB AI Agro Sdn. Bhd.
13.	ARB Agro Technology Sdn. Bhd.
14.	ARB 5G Sdn. Bhd.
15.	ARB Big Data Sdn. Bhd.
16.	ARB Techsymbol Sdn. Bhd.
17.	ARB Logistic Technologies Sdn. Bhd.
18.	ARB WMS Technologies Sdn. Bhd.
19.	ARB Information Sdn. Bhd.
20.	ARB AI Technology Sdn. Bhd.
21.	ARB R1 Technology Sdn. Bhd.

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